Exhibit 10.33

                             EMPLOYMENT AGREEMENT
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     AGREEMENT made as of the first day of JANUARY, 1999 between LOEWS
CORPORATION (the "Company") and JONATHAN M. TISCH (the "Executive").


                              W I T N E S S E T H:


     WHEREAS, the Executive is currently serving as an executive employee of the Company and the Company and the Executive desire that such employment be continued on the terms and condition set forth herein.

     NOW, THEREFORE, in consideration of the premises and the covenants and agreements hereinafter set forth, the parties agree as follows:

     1. Term of Employment.  The Company does hereby engage and employ the
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Executive and the Executive hereby accepts such Employment in an executive capacity, for a term of three (3) years from January 1, 1999 to December 31, 2001 (the "Term").

     2. Duties.  The Executive accepts such employment and agrees that the
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Executive shall be employed as a senior executive officer of the Company and as such shall perform the duties which he heretofore performed as a senior executive officer of the Company and such other duties, as may be required of him from time to time by the Board of Directors in keeping with his position as a senior executive officer of the Company. His office will be in New York City.

     3. Other Activities.  The Executive hereby agrees that during the Term he
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will not render services for any person, firm or corporation other than the
Company and its subsidiary and affiliated corporations; provided, however, that the Executive may continue to devote a reasonable portion of his time and attention to supervision of his own investments, to charitable and civic activities and to membership on the Board of Directors or Trustees of other non- competitive companies or organizations, but only to the extent that the foregoing does not, in the aggregate, (a) require a significant portion of the Executive's time or (b) interfere or conflict with the performance of the Executive's services under this Agreement.

     4. Compensation.  As basic compensation ("Basic Compensation") for all of
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his services to the Company and its subsidiaries hereunder, the Company will pay or cause to be paid to the Executive, during the term of his employment, a salary at the rate of Nine Hundred Seventy Five Thousand ($975,000) Dollars per annum, payable in accordance with the

Company's customary payroll practices, subject to such increases as the Board of Directors of the Company in its sole discretion may from time to time determine. In addition to Basic Compensation, the Executive shall participate in the Incentive Compensation Plan for Executive Officers of the Company and shall be eligible to receive incentive compensation under such plan as may be awarded in accordance with the terms of such plan. The foregoing compensation hall be exclusive of compensation and fees, if any, to which the Executive may be entitled as an officer or director of a subsidiary of the Company.

     5. Benefits.  The Executive shall be entitled to participate in all
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employee benefit plans from time to time provided by the Company during the
Term which are generally available to the executive employees of the Company and as to which the Executive shall be eligible in accordance with the terms of such plans.

     6. Confidential Information.  The Executive shall keep confidential and
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shall not at any time reveal to anyone outside of the Company any confidential or proprietary information, know-how or trade secrets (except as may be required in the furtherance of the Company's business or objectives) pertaining to the business of the Company or any of its subsidiaries or affiliates. This obligation shall survive the termination of this Agreement and the employment of the Executive by the Company and its breach or threatened breach may be enjoined in any court of competent jurisdiction.

     7. Miscellaneous.  This Agreement sets forth the entire understanding
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between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements. No change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced. The headings of the Agreement are for convenience of reference only and do not limit or otherwise affect the meaning hereof. The Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed as of the day and year first above written.

                                         LOEWS CORPORATION


                                         By: Barry Hirsch
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                                            Barry Hirsch
                                            Senior Vice President
Accepted and Agreed to:

Jonathan M. Tisch
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Jonathan M. Tisch

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